EMPLOYMENT AGREEMENT



     THIS EMPLOYMENT AGREEMENT, dated as of the 28th day of August, 1996, and amended as of the 6th day of May, 1998, by and among PENNSYLVANIA ENTERPRISES, INC. ("PEI"), PG ENERGY, INC. ("PGE") and Thomas F. Karam (the "Executive"), an individual residing at 331 Glenburn Road, Clarks Summit, Pennsylvania 18411.

                              W I T N E S S E T H:

     WHEREAS, PEI and PGE each desires to employ Executive in the capacity of its President and Chief Executive Officer in connection with the conduct of its business; and

     WHEREAS, PEI and PGE are offering Executive this Employment Agreement as an inducement to remain in their employ; and

     WHEREAS, Executive desires to accept such employment on the terms and conditions herein set forth.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties hereto agree as follows:

     1. Employment.

     PEI and PGE each hereby employs Executive as its President and Chief Executive
Officer, and Executive hereby accepts such employment, upon the terms and conditions hereinafter set forth.

     2. Term.

     The term of employment of Executive under this Agreement (the "Term") shall commence on September 1, 1996 and shall end on the date which is the seventh anniversary thereof unless terminated in accordance with Section 6 or 7 hereof.

     3. Office and Duties.

     During the Term, Executive shall serve as the President and Chief Executive Officer of PEI and PGE and shall report to the Boards of Directors of PEI (the "PEI Board") and PGE (the "PGE Board"). Executive shall perform such duties as are customary for the President and Chief Executive Officer of a company engaged in natural gas distribution and energy-related services in the United States and consistent with such position and status, and such other executive and administrative duties consistent therewith as may from time to time be assigned to him by the PEI Board and the PGE Board. During the Term, Executive shall devote his full business time and best efforts to the business of PEI and PGE; provided, however, that Executive may engage in other activities to the extent that such other activities do not inhibit or prohibit the performance of Executive's duties under this Agreement, or conflict in any material way with the business of PEI, PGE or any of their respective affiliates.

     4. Compensation.

     As compensation for the services to be rendered hereunder by Executive, PEI and PGE collectively agree to pay to Executive,

     (a) an aggregate salary payable in cash in accordance with PGE's usual payroll practices of $212,880 for the first year of the Term, $225,000 for the second year of the Term until April 30, 1998, and $275,000 for the period from May 1, 1998 to April 30, 1999. Thereafter the Compensation Committee of the PEI Board shall conduct periodic salary and performance reviews for Executive in accordance with PEI's usual practices and, based upon such reviews, Executive's annual salary may be increased above but may not be decreased below $275,000 per annum.

     (b) a grant of options under PEI's 1992 Stock Option Plan (the "Option Plan") to purchase 75,000 shares of PEI's common stock, no par value, stated value $10.00 per share ("Common Stock") to be made on September1, 1996. Such options shall become exercisable, subject to acceleration in the event of a "Change of Control" of PEI (as defined in the Option Plan) pursuant to the terms of the Option Plan, as follows: options to purchase 15,000 shares shall become exercisable on September 1,1997, options to purchase an additional 15,000 shares shall become exercisable on September 1, 1998, options to purchase an additional 15,000 shares shall become exercisable on September 1, 1999, options to purchase an additional 15,000 shares shall become exercisable on September 1, 2000 and options to purchase an additional 15,000 shares shall become exercisable on September 1, 2001. Such options shall be exercisable for the three years following the termination of Executive's employment for any reason except for termination by PEI pursuant to Section 7(a) hereof for "Cause" (as defined in Section 7(a) hereof) or termination by Executive pursuant to Section 7(d) hereof without "Good Reason" (as defined in Section 7(c) hereof).

     (c) a grant of options under PEI's Stock Incentive Plan (the "Incentive Plan") to purchase 60,000 shares of PEI's common stock, no par value, stated value $10.00 per share ("Common Stock") to be made on May 6, 1998. Such options shall become exercisable, subject to acceleration in the event of a "Change of Control" of PEI (as defined in the Incentive Plan) pursuant to the terms of the Incentive Plan, as follows: options to purchase 30,000 shares shall become exercisable on May 1, 2002, and options to purchase an additional 30,000 shares shall become exercisable on May 1, 2003. The exercisability of such options shall be subject to the achievement by the Company of any financial and operational goals specified by the Compensation Committee of the Board of Directors of the Company except in the event of a Change of Control (as defined in the Incentive Plan), in which case such options shall become fully exercisable. Such options shall be exercisable for the three years following the termination of Executive's employment for any reason except for termination by PEI pursuant to Section 7(a) hereof for "Cause" (as defined in Section 7(a) hereof) or termination by Executive pursuant to Section 7(d) hereof without "Good Reason" (as defined in Section 7(c) hereof.

     5. Benefits.

     (a) Executive shall be entitled during the Term to participate in (i)all employee benefit plans and programs as are currently available and as shall become available from time to time to other employees of PEI and/or PGE, including, without limitation, any health, accident, disability or hospitalization insurance and (ii) all executive plans and programs in each case, to the extent that his position, tenure, compensation, age, health and other qualifications make him eligible to participate, and to continue to receive all perquisites as are currently available to Executive. In addition, Executive shall be eligible for 4 weeks paid vacation during each calendar year of the Term.

     (b) PEI and/or PGE shall pay for any further education or annual training or licensing requirements of Executive and training or educational seminars as may be required by PEI and/or PGE.

     (c) PEI and PGE shall each promptly reimburse Executive for all business expenses and disbursements incurred by Executive in the performance of Executive's duties during the Term in accordance with its then current reimbursement policies.

     6. Termination for Death or Disability.

     At the election of PEI and/or PGE, the employment of Executive shall terminate in the event that Executive shall fail to render and perform the services required of him under this Agreement on a full-time basis because of any physical or mental incapacity or disability as determined by a physician or physicians acceptable to Executive and PEI and/or PGE for a total of 180 days or more during any consecutive 12 month period ("Disability"). In the event Executive dies during the Term or in the event PEI and/or PGE elects to terminate the employment of Executive for Disability, all obligations of PEI and/or PGE under this Agreement will cease as of the date of death or termination, except that PEI and/or PGE collectively shall pay, and Executive or his personal representative, as the case may be, shall be entitled to receive
(i) the unpaid portion of his salary accrued through the end of the month in which such Disability is finally determined, to be paid in accordance with
Section 4(a) hereof and (ii) vested, nonforfeitable amounts owing or accrued under any benefit plans or programs set forth or referred to in Section 5(a) hereof in which Executive participated as of his termination under the terms and conditions of the plan or program pursuant to which such benefits were granted.

     7. Termination of Employment Other Than for Death or Disability.

     (a) Cause. PEI and/or PGE may terminate the employment of Executive for "Cause" at any time in accordance with the provisions of this Section 7. Termination for "Cause" shall mean discharge by PEI and/or PGE on the grounds of
(i) Executive's willful misconduct or gross negligence in the performance of his obligations under this Agreement, (ii) the habitual intoxication of Executive,
(iii) inexcusable repeated or prolonged absence from work by Executive (other than pursuant to the Disability of Executive), (iv) the commission by Executive of an act of fraud or embezzlement, (v) any intentional or grossly negligent unauthorized disclosure of Confidential Information (as defined in Section 8(b) hereof) of PEI, PGE or any of their respective affiliates, (vi) a conviction of Executive (including entry of a guilty or nolo contendere plea) involving dishonesty or moral turpitude or (vii) the willful failure of Executive to perform faithfully the lawful duties which are assigned to him which are within the scope of PEI's and/or PGE's respective businesses and such failure is not cured by Executive within 14 days after written notice thereof from PEI and/or PGE to Executive. Upon a termination for Cause, all obligations of PEI and/or PGE under this Agreement will cease as of the date of termination, except that PEI and/or PGE collectively shall pay Executive, and Executive shall be entitled to receive, (x) the unpaid portion of his salary pro rated through the date of termination, to be paid in accordance with Section 4(a) hereof and (y) vested, nonforfeitable amounts owing or accrued under any benefit plans or programs set forth or referred to in Section 5(a) hereof in which Executive participated as of his termination under the terms and conditions of the plan or program pursuant to which such benefits were granted.

     (b) Without Cause. In the event the Executive's employment is terminated by PEI and/or PGE without Cause, other than by reason of the death or Disability of Executive, all obligations of PEI and/or PGE under this Agreement will cease as of the date of termination, except that PEI and/or PGE collectively shall pay Executive, and Executive shall be entitled to receive either (i) in the event such termination does not occur within three years following the date on which a "Change in Control" (as defined below) of PEI occurs (A) the unpaid portion of his salary to the end of the Term, to be paid in accordance with Section 4(a) hereof, and (B) vested, nonforfeitable amounts owing or accrued under any benefit plans or programs set forth or referred to in Section 5(a) hereof in which Executive participated as of his termination under the terms and conditions of the plan or program pursuant to which such benefits were granted or (ii) in the event such termination occurs within three years following the date on which a Change in Control of PEI occurs (A) a Severance Payment equal to two times (2x) Executive's annual salary for the year in which such termination occurs to be paid in a lump sum within 10 days of such termination, (B) the unpaid portion of Executive's salary with respect to any additional years (other than the year in which such termination occurs) remaining in the Term to be paid in accordance with Section 4(a) hereof, (C) a continuation for a period of three years following the date on which a Change in Control of PEI occurs or until such time as Executive has obtained new employment and is covered by equivalent benefits, whichever is sooner, of Executive's coverage at the expense of PEI and/or PGE under life insurance, hospitalization and medical plans providing benefits which are substantially comparable to benefits provided to Executive under benefit plans of PEI, PGE and their respective subsidiaries in effect immediately prior to the Change in Control of PEI and (D) vested nonforfeitable amounts owing or accrued under any other benefit plans or programs set forth or referred to in Section 5(a) hereof in which Executive participated as of his termination under the terms and conditions of the plan or program pursuant to which such benefits were granted.

     For purposes of this Agreement, a "Change in Control" of PEI shall be deemed to have occurred if and when:

     (w) there shall be consummated either (i) any consolidation or merger of PEI in which PEI is not the continuing or surviving corporation or pursuant to which shares of PEI's Common Stock are converted into cash, securities or other property, other than a consolidation or merger of PEI in which each holder of PEI's Common Stock immediately prior to the merger has upon consummation of the merger the same proportionate ownership of common stock of the surviving corporation as such holder had of PEI's Common Stock immediately prior to the merger, or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of PEI;

     (x) the shareholders of PEI shall approve any plan or proposal for the liquidation or dissolution of PEI;

     (y) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than any trustee under any employee benefit plan of PEI or any of its subsidiaries, and persons (as such term is so used) who are then affiliates (as defined on August 28, 1996 in Rule 12b-2 under the Exchange Act) of such person, or any one of them, shall after the date hereof become the beneficial owner or owners (as defined on August 28, 1996 in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of PEI representing in the aggregate 20% or more of the voting power of all then outstanding securities of PEI having the right under ordinary circumstances to vote in an election of the PEI Board (without limitation, any securities of PEI having such voting power that any such person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed beneficially owned by such person); or

     (z) during any period of 13 consecutive months, individuals who at the beginning of such period constitute the entire PEI Board and any new directors whose election by the PEI Board, or whose nomination for election by PEI's shareholders, shall have been approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election shall previously have been so approved shall cease for any reason to constitute a majority of the members of the PEI Board.

     (c) For Good Reason. Executive may terminate his employment for "Good Reason" upon 90 days' written notice to PEI and/or PGE. For purposes of this Agreement "Good Reason" shall mean (i) an adverse change in Executive's title,
(ii) an assignment of duties to Executive which are inconsistent with his status as President and Chief Executive Officer of PEI and/or PGE, (iii) a substantial adverse alteration in Executive's status, nature of responsibilities or authority within PEI and/or PGE, (iv) following a Change in Control of PEI, a failure by PEI, PGE or any of their respective subsidiaries either to continue in effect any incentive or compensation plan or arrangement in which Executive shall be participating at the time of the Change in Control of PEI or to provide other plans or arrangements providing Executive with substantially comparable benefits or the taking by PEI, PGE or any of their respective subsidiaries of any action which would directly or indirectly materially adversely affect Executive's participation in or materially reduce Executive's benefits under any such plan or arrangement, (v) any relocation of Executive's base of employment more than 25 miles from Wilkes-Barre, Pennsylvania without Executive's written consent, (vi) following a Change in Control of PEI, any failure by PEI and/or PGE to provide Executive with the number of paid vacation days per year to which Executive was entitled immediately prior to the Change in Control of PEI, (vii) any breach by PEI and/or PGE of any material provision of this Agreement or
(viii) following a Change in Control of PEI, any failure by PEI and/or PGE to obtain from any successor to PEI a satisfactory agreement to assume and perform this Agreement. In the event that Executive terminates his employment for Good Reason, all obligations of PEI and/or PGE under this Agreement will cease as of the date of termination, except that PEI and/or PGE collectively shall pay
Executive and Executive shall be entitled to receive either (x) in the event such termination does not occur within three years following the date on which a Change in Control of PEI occurs (A) the unpaid portion of his salary to the end of the Term, to be paid in accordance with Section 4(a) hereof, and (B) vested, nonforfeitable amounts owing or accrued under any benefit plans or programs set forth or referred to in Section 5(a) hereof in which Executive participated as of his termination under the terms and conditions of the plan or program pursuant to which such benefits were granted or (y) in the event such termination occurs within three years following the date on which a Change in Control of PEI occurs (A) a Severance Payment equal to two times (2x) Executive's annual salary for the year in which such termination occurs to be paid in a lump sum within 10 days of such termination, (B) the unpaid portion of Executive's salary with respect to any additional years (other than the year in which such termination occurs) remaining in the Term to be paid in accordance with Section 4(a) hereof, (C) a continuation for a period of three years following the date on which a Change in Control of PEI occurs or until such time as Executive has obtained new employment and is covered by equivalent benefits, whichever is sooner, of Executive's coverage at the expense of PEI and/or PGE under life insurance, hospitalization and medical plans providing benefits which are substantially comparable to benefits provided to Executive under benefit plans of PEI, PGE or any of their respective subsidiaries in effect immediately prior to the Change in Control of PEI and (D) vested nonforfeitable amounts owing or accrued under any other benefit plans or programs set forth or referred to in Section 5(a) hereof in which Executive participated as of his termination under the terms and conditions of the plan or program pursuant to which such benefits were granted.

     (d) Without Good Reason. Executive may terminate his employment without Good Reason by giving PEI and/or PGE 90 days' written notice. Upon termination by Executive without Good Reason, all obligations of PEI and/or PGE under this Agreement will cease as of the date of termination except that PEI and/or PGE collectively shall pay Executive and Executive shall be entitled to receive (i) the unpaid portion of his salary pro rated through the date of termination to be paid in accordance with Section 4(a) hereof and (ii) vested,, nonforfeitable amounts owing or accrued under any benefit plans or programs set forth or referred to in Section 5(a) hereof in which Executive participated as of his termination under the terms and conditions of the plan or program pursuant to which such benefits were granted.

     8. Covenant Not to Compete; Confidentiality; Litigation Support.

     In  consideration  for PEI's  and  PGE's  execution  and  delivery  of this
Agreement:

     (a) Executive hereby agrees that during the period from the date of this Agreement through the end of the first year after the termination of Executive's employment with PEI and/or PGE for any reason other (x) than termination by PEI and/or PGE without Cause or (y) termination by Executive for Good Reason, Executive will not:

     (i) carry on or engage in any business that competes, directly or indirectly with the business of distributing natural gas, or any other business being conducted by PEI and/or PGE at the date of Executive's termination (collectively, a "Competing Business") anywhere in the United States;

     (ii) become a stockholder of a corporation or a member of a partnership or act as a consultant to or provide any assistance to any enterprise which carries on or engages in a Competing Business or which otherwise competes with PEI and/or PGE anywhere in the United States; provided, however, that Executive may own shares of stock of a corporation that is engaged in a Competing Business provided, that (A) Executive does not own more than one-half of one percent of the outstanding shares of stock of such corporation, (B) such shares are publicly traded on a United States natural securities exchange, NASDAQ or any over-the-counter public securities market and (C) Executive does not directly or indirectly acquire or assume any management responsibilities in such corporation;

     (iii) solicit, raid, entice or induce any person, firm or corporation that presently is or at any time during the Term shall be a client or customer of PEI, PGE or any of their respective affiliates to become a client or customer of any other person, firm or corporation engaged in a Competing Business anywhere in the United States; or

     (iv) solicit, raid, entice or induce any person who presently is or at any time during the Term shall be an employee of PEI, PGE or any of their respective affiliates to become employed by any other person, firm or corporation engaged in a Competing Business anywhere in the United States.

     (b) Executive acknowledges that during the Term he will have access to confidential information of PEI, PGE and their respective affiliates, including plans for future developments and information about costs, customers, profits, markets, key personnel, pricing policies, operational methods, and other business affairs and methods and other information not available to the public or in the public domain (hereinafter referred to as "Confidential Information"). In recognition of the foregoing, Executive covenants and agrees that, except as required by his duties to PEI and/or PGE, or as required by law or pursuant to legal process, Executive will keep secret all Confidential Information of PEI, PGE and their respective affiliates and will not, directly or indirectly, either during the Term of his employment hereunder or at any time thereafter, disclose or disseminate to anyone or make use of, for any purpose whatsoever, any Confidential Information, and upon termination of his employment, Executive will promptly deliver to PEI and/or PGE all tangible Confidential Information (including all copies thereof, whether prepared by Executive or others) which he may possess or control.

     (c) Executive acknowledges that the restrictions contained in this Section 8 are a reasonable and necessary protection of the immediate interests of PEI and PGE, that any violation of these restrictions would cause substantial injury to PEI and PGE and that PEI and PGE would not have entered into this Agreement without receiving the additional consideration offered by Executive by binding himself to these restrictions. In the event of a breach or threatened breach by Executive of any of these restrictions, PEI and/or PGE shall be entitled to apply to any court of competent jurisdiction for an injunction restraining Executive from such breach or threatened breach; provided, however, that the right to apply for an injunction shall not be construed as prohibiting PEI and/or PGE from pursuing any other available remedies for such breach or threatened breach. In the event that, notwithstanding the foregoing, a covenant included in this Section 8 shall be deemed by any court to be unreasonably broad in any respect, it shall be modified in order to make it reasonable and shall be enforced accordingly. Without limitation of, and notwithstanding, the foregoing, in the event that, in any judicial proceeding, a court shall refuse to enforce any of the covenants contained in this Section 8, then the unenforceable covenant shall be deemed eliminated from the provisions of this Section 8 for the purpose of those proceedings to the extent necessary to permit the remaining covenants to be enforced. If any one or more of the provisions of this Section 8 shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Section shall not be effected thereby. To the extent permitted by applicable law, each party hereto waives any provision of law which renders any provision of this Section 8 invalid, illegal or unenforceable in any respect.

     (d) Executive agrees that during the Term and thereafter Executive shall be available to PEI and PGE and shall assist PEI and PGE in connection with any litigation brought by or against PEI and/or PGE relating to the period during which Executive was employed by PEI and/or PGE; provided, however, that all costs and expenses in connection with the foregoing shall be borne by PEI and/or PGE .

     (e) The provisions of this Section 8 shall survive the termination or expiration of this Agreement in accordance with the terms hereof.

     9. Governing Law.

     This Agreement is governed by and is to be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania without regard to conflicts of law principles. If under such law, any portion of this Agreement is at any time deemed to be in conflict with any applicable statute, rule, regulation or ordinance, such portion shall be deemed to be modified or altered to conform thereto or, if that is not possible, to be omitted from this Agreement. The invalidity of any such portion shall not affect the force, effect and validity of the remaining portion hereof.

     10. Arbitration.

     If a dispute arises between the parties respecting the terms of this Agreement or Executive's employment by PEI and/or PGE , such dispute shall be settled by binding arbitration in Wilkes-Barre, Pennsylvania, in accordance with the rules of the American Arbitration Association. Each party shall bear its own expense of any such arbitration; provided, however, that Executive shall be entitled to receive reimbursement of his reasonable legal fees and out-of-pocket expenses from PEI and/or PGE with respect to any claim or dispute relating to the interpretation or enforcement of this Agreement promptly after invoices for such fees and expenses are rendered unless the position taken by Executive is determined by a court of competent jurisdiction to be frivolous.

     11. Additional Payments.

     (a) In the event that any payment or benefit (within the meaning of Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code")), to Executive or for his benefit paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise in connection with, or arising out of, his employment with PEI and/or PGE (a "Payment" or "Payments"), would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then Executive will be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by Executive of all taxes (including any interest or penalties, other than interest and penalties imposed by reason of Executive's failure to file timely a tax return or pay taxes shown due on his return), imposed with respect to such Gross-Up Payment and the Excise Tax, including any Excise Tax imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. Executive shall not receive a Gross-Up Payment for the Excise Tax, if any, imposed with respect to the options referred to in Section 4(c) hereof.

     (b) An initial determination as to whether a Gross-Up Payment is required pursuant to this Agreement and the amount of such Gross-Up Payment shall be made at PEI's and/or PGE's expense by an accounting firm selected by PEI and PGE and reasonably acceptable to Executive which is designated as one of the five largest accounting firms in the United States (the "Accounting Firm"). The Accounting Firm shall provide its determination (the "Determination"), together with detailed supporting calculations and documentation, to PEI and/or PGE and Executive within five days of the date on which Executive's employment with PEI and/or PGE is terminated if applicable, or such other time as requested by PEI and/or PGE or by Executive (provided Executive reasonably believes that any of the Payments may be subject to the Excise Tax) and if the Accounting Firm determines that no Excise Tax is payable by Executive with respect to a Payment or Payments, it shall furnish Executive with an opinion reasonably acceptable to Executive that no Excise Tax will be imposed with respect to any such Payment or Payments. Within ten days of the delivery of the Determination to Executive, Executive shall have the right to dispute the Determination (the "Dispute"). The Gross-Up Payment, if any, as determined pursuant to this Section 11(b) shall be paid by PEI and/or PGE collectively to Executive within five days of the receipt of the Determination. The existence of the Dispute shall not in any way affect Executive's right to receive the Gross-Up Payment in accordance with the Determination. If there is no Dispute, the Determination shall be binding, final and conclusive upon PEI and/or PGE and Executive subject to the application of
Section 11(c) below.

     (c) As a result of the uncertainty in the application of Sections 4999 and 280G of the Code, it is possible that a Gross-Up Payment (or a portion thereof) will be paid which should not have been paid (an "Excess Payment") or a Gross-Up Payment (or a portion thereof) which should have been paid will not have been paid (an "Underpayment"). An Underpayment shall be deemed to have occurred (i) upon notice (formal or informal) to Executive from any governmental taxing authority that Executive's tax liability (whether in respect of Executive's current taxable year or in respect of any prior taxable year) may be increased by reason of the imposition of the Excise Tax on a Payment or Payments with respect to which PEI and/or PGE has failed to make a sufficient Gross-Up Payment, (ii) upon a determination by a court, (iii) by reason of determination by PEI and/or PGE (which shall include the position taken by PEI and/or PGE, together with its consolidated group, on its federal income tax return) or (iv) upon the resolution of the Dispute to Executive's satisfaction. If an
Underpayment occurs, Executive shall promptly notify PEI and/or PGE and PEI and/or PGE shall promptly, but in any event, at least five days prior to the date on which the applicable government taxing authority has requested payment, pay to Executive an additional Gross-Up Payment equal to the amount of the Underpayment plus any interest and penalties (other than interest and penalties imposed by reason of Executive's failure to file timely a tax return or pay taxes shown due on Executive's return) imposed on the Underpayment. An Excess Payment shall be deemed to have occurred upon a Final Determination (as hereinafter defined) that the Excise Tax shall not be imposed upon a Payment or Payments (or portion thereof) with respect to which Executive had previously received a Gross-Up Payment. A "Final Determination" shall be deemed to have occurred when Executive has received from the applicable government taxing authority a refund of taxes or other reduction in Executive's tax liability by reason of the Excise Payment and upon either (x) the date a determination is made by, or an agreement is entered into with, the applicable governmental taxing authority which finally and conclusively binds Executive and such taxing authority, or in the event that a claim is brought before a court of competent jurisdiction, the date upon which a final determination has been made by such court and either all appeals have been taken and finally resolved or the time for all appeals has expired or (y) the statute of limitations with respect to Executive's applicable tax return has expired. If an Excess Payment is determined to have been made, the amount of the Excess Payment shall be treated as a loan by PEI and/or PGE to Executive and Executive shall pay to PEI and/or PGE on demand (but not less than 10 days after the determination of such Excess Payment and written notice has been delivered to Executive) the amount of the Excess Payment plus interest at an annual rate equal to the Applicable Federal Rate provided for in Section 1274(d) of the Code from the date the Gross-Up Payment (to which the Excess Payment relates) was paid to Executive until the date of repayment to PEI and/or PGE.

     (d) Notwithstanding anything contained in this Agreement to the contrary, in the event that, according to the Determination, an Excise Tax will be imposed on any Payment or Payments, PEI and/or PGE collectively shall pay to the applicable government taxing authorities as Excise Tax withholding, the amount of the Excise Tax that PEI and/or PGE has actually withheld from the Payment or Payments.

     12. Allocation of Responsibility to Make Certain Payments

     Responsibility for payment of the amounts payable pursuant to Sections 4(a), 5(b), 6, 7, 8(d), 10 and 11 of this Agreement shall be allocated between PEI and PGE as agreed upon from time to time by PEI and PGE.

     13. Miscellaneous.

     (a) This Agreement cancels and supersedes any and all prior agreements and understandings between or among any or all of the parties hereto with respect to the employment of Executive by PEI and PGE. This Agreement constitutes the entire agreement among the parties with respect to the matters herein provided, and no modification or waiver of any provision hereof shall be effective unless in writing and signed by the parties hereto.

     (b) Neither this Agreement nor the rights or obligations hereunder of any party hereto shall be assignable without the written consent of (i) PEI and PGE, with respect to an assignment or attempted assignment by Executive and (ii) Executive, with respect to an assignment or attempted assignment by PEI and/or PGE; provided, however, that no consent of Executive shall be required for any assignment by PEI and/or PGE whereby the assignee, by operation of law or otherwise, continues to carry on substantially the business of PEI and/or PGE, as the case may be, prior to the assignment. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of PEI and PGE.

     (c) Whenever under this Agreement it becomes necessary to give notice, such notice shall be in writing, signed by the party or parties giving or making the same, and shall be served on the person or persons for whom it is intended or who should be advised or notified, by Federal Express or other similar overnight service or by certified or registered mail, return receipt requested, postage prepaid and addressed to such party at the address set forth below or at such other address as may be designated by such party by like notice:


                  If to PEI:

                           Pennsylvania Enterprises, Inc.
                           One PEI Center
                           Wilkes-Barre, Pennsylvania  18711

                           Attention:  Secretary




                  If to PGE:

                           PG Energy, Inc.
                           One PEI Center
                           Wilkes-Barre, Pennsylvania  18711

                           Attention:  Secretary


                  If to Executive:

                           Thomas F. Karam
                           331 Glenburn Road
                           Clarks Summit, Pennsylvania  18411

In the case of Federal Express or other similar overnight service, such notice or advice shall be effective when sent, and, in the cases of certified or registered mail, shall be effective 2 days after delivery to the U.S.
Post Office.

     (d) The invalidity of any portion of this Agreement shall not be deemed to render the remainder of this Agreement invalid.

     (e) The headings of this Agreement are for convenience of reference only and do not constitute a part hereof.

     (f) The failure of any party at any time to require performance by any other party of any provision hereof or to resort to any remedy provided herein or at law or in equity shall in no way affect the right of such party to require such performance or to resort to such remedy at any time thereafter, nor shall the waiver by any party of a breach of any of the provisions hereof be deemed to be a waiver of any subsequent breach of such provisions. No such waiver shall be effective unless in writing and signed by the party against whom such waiver is sought to be enforced.

     (g) The amounts required to be paid by PEI and/or PGE to Executive pursuant to this Agreement shall not be subject to offset.

     (h) In the event that Executive's employment with PEI and/or PGE is terminated for any reason, Executive shall not be required to seek other employment or otherwise to mitigate Executive's damages under this Agreement.

     IN WITNESS WHEREOF, Executive has hereunto set his hand and PEI and PGE have caused this instrument to be duly executed as of the 6th day of May, 1998.

                                   PENNSYLVANIA ENTERPRISES, INC.


                                   By:  /s/ Kenneth L. Pollock
                                   Name:    Kenneth L. Pollock
                                   Title:   Chairman of the Board of Directors


                                   PG ENERGY, INC.


                                   By:   /s/ Kenneth L. Pollock
                                   Name:     Kenneth L. Pollock
                                   Title:    Chairman of the Board of Directors


                                    Executive

                                     /s/ Thomas F. Karam
                                         Thomas F. Karam

APPROVED:

COMPENSATION COMMITTEE OF
THE BOARD OF DIRECTORS OF
PENNSYLVANIA ENTERPRISES, INC.


By:       /s/ John D. McCarthy
     Name:    John D. McCarthy
     Title:    Chairman


By:      /s/ Ronald W. Simms
     Name:   Ronald W. Simms


By:      /s/ William D. Davis
     Name:   William D. Davis


By:     /s/ Richard A. Rose, Jr.
     Name:  Richard A. Rose, Jr.